                                                                   EXHIBIT 10(a)
================================================================================



                               CREDIT AGREEMENT



                                     AMONG



                       SINO-AMERICAN ENERGY CORPORATION,

                           PENDARIES PETROLEUM LTD.


                                      AND


                             ULTRA RESOURCES, INC.



                               October 13, 2000



                        -------------------------------

                      LINE OF CREDIT OF UP TO $5,000,000

                        -------------------------------


================================================================================

                               TABLE OF CONTENTS

                                                                       Page
ARTICLE I DEFINITIONS AND INTERPRETATION
          ------------------------------
     1.1   Terms Defined Above........................................    1
           -------------------
     1.2   Additional Defined Terms...................................    1
           ------------------------
     1.3   Undefined Financial Accounting Terms.......................   10
           ------------------------------------
     1.4   References.................................................   10
           ----------
     1.5   Articles and Sections......................................   10
           ---------------------
     1.6   Number and Gender..........................................   10
           -----------------
     1.7   Incorporation of Exhibits..................................   11
           -------------------------

ARTICLE II TERMS OF FACILITY
----------------------------
     2.1   Term Loan Credit Facility..................................   11
           -------------------------
     2.2   Use of Loan Proceeds.......................................   11
           --------------------
     2.3   Interest...................................................   11
           --------
     2.4   Repayment of Loans and Interest............................   12
           -------------------------------
     2.5   Outstanding Amounts........................................   12
           -------------------
     2.6   Time, Place, and Method of Payments........................   12
           -----------------------------------
     2.7   Voluntary Prepayments......................................   12
           ---------------------
     2.8   Commitment Fee.............................................   12
           --------------
     2.9   Facility Fee...............................................   12
           ------------
     2.10  General Provisions Relating to Interest....................   13
           ---------------------------------------
     2.11  Yield Protection...........................................   14
           ----------------
     2.12  Provisions Relating to Chinese Operating Agreements........   14
           ---------------------------------------------------

ARTICLE III CONDITIONS
            ----------
     3.1   Receipt of Loan Documents and Other Items..................   14
           -----------------------------------------
     3.2   Initial Loan...............................................   15
           ------------
     3.3   Each Loan..................................................   16
           ---------

ARTICLE IV REPRESENTATIONS AND WARRANTIES
-----------------------------------------
     4.1   Due Authorization..........................................   17
           -----------------
     4.2   Corporate Existence........................................   17
           -------------------
     4.3   Valid and Binding Obligations..............................   17
           -----------------------------
     4.4   Security Instruments.......................................   17
           --------------------
     4.5   Title to Assets............................................   17
           ---------------
     4.6   Scope and Accuracy of Financial Statements.................   18
           ------------------------------------------
     4.7   No Material Misstatements..................................   18
           -------------------------
     4.8   Liabilities, Litigation, and Restrictions..................   18
           -----------------------------------------
     4.9   Authorizations; Consents...................................   18
           ------------------------
     4.10  Compliance with Laws.......................................   18
           --------------------
     4.11  ERISA......................................................   18
           -----
     4.12  Environmental Laws.........................................   18
           ------------------
     4.13  Compliance with Federal Reserve Regulations................   19
           -------------------------------------------
     4.14  Investment Company Act Compliance..........................   19
           ---------------------------------
     4.15  Public Utility Holding Company Act Compliance..............   19
           ---------------------------------------------
     4.16  Proper Filing of Tax Returns; Payment of Taxes Due.........   19
           --------------------------------------------------
     4.17  Intellectual Property......................................   19
           ---------------------

     4.18   Casualties or Taking of Property...........................  19
            --------------------------------
     4.19   Locations of Borrower......................................  19
            ---------------------
     4.20   Subsidiaries...............................................  20
            ------------
     4.21   Capital Stock..............................................  20
            -------------

ARTICLE V AFFIRMATIVE COVENANTS
-------------------------------
     5.1    Maintenance and Access to Records..........................  20
            ---------------------------------
     5.2    Quarterly Financial Statements; Compliance Certificates....  20
            -------------------------------------------------------
     5.3    Annual Financial Statements................................  20
            ---------------------------
     5.4    Chinese Asset Reporting....................................  20
            -----------------------
     5.5    Notices of Certain Events..................................  21
            -------------------------
     5.6    Additional Information.....................................  21
            ----------------------
     5.7    Compliance with Laws.......................................  22
            --------------------
     5.8    Payment of Assessments and Charges.........................  22
            ----------------------------------
     5.9    Maintenance of Corporate Existence and Good Standing.......  22
            ----------------------------------------------------
     5.10   Payment of Note; Performance of Obligations................  22
            -------------------------------------------
     5.11   Further Assurances.........................................  22
            ------------------
     5.12   Initial Fees and Expenses of Counsel to Lender.............  22
            ----------------------------------------------
     5.13   Subsequent Fees and Expenses of Lender.....................  22
            --------------------------------------
     5.15   Maintenance and Inspection of Properties...................  23
            ----------------------------------------
     5.16   Maintenance of Insurance...................................  23
            ------------------------
     5.17   INDEMNIFICATION............................................  23
            ---------------

ARTICLE VI NEGATIVE COVENANTS
-----------------------------
     6.1    Indebtedness...............................................  25
            ------------
     6.2    Contingent Obligations.....................................  25
            ----------------------
     6.3    Liens......................................................  25
            -----
     6.4    Sales of Assets............................................  25
            ---------------
     6.5    Leasebacks.................................................  25
            ----------
     6.6    Loans or Advances..........................................  25
            -----------------
     6.7    Investments................................................  25
            -----------
     6.8    Dividends..................................................  26
            ---------
     6.9    Sale or Issuance of Stock; Changes in Corporate Structure..  26
            ---------------------------------------------------------
     6.10   Transactions with Affiliates...............................  26
            ----------------------------
     6.11   Lines of Business..........................................  26
            -----------------
     6.12   Plan Obligations...........................................  26
            ----------------
     6.13   Management Compensation....................................  26
            -----------------------
     6.14   Subsidiaries...............................................  26
            ------------

ARTICLE VII EVENTS OF DEFAULT
-----------------------------
     7.1    Enumeration of Events of Default...........................  26
            --------------------------------
     7.2    Remedies...................................................  28
            --------

ARTICLE VIII MISCELLANEOUS
--------------------------
     8.1    Successors and Assigns.....................................  29
            ----------------------
     8.2    Assignments................................................  29
            -----------
     8.3    Dissemination of Information; Tax Treatment................  29
            -------------------------------------------
     8.4    Survival of Representations, Warranties, and Covenants.....  30
            ------------------------------------------------------
     8.5    Notices and Other Communications...........................  30
            --------------------------------
     8.6    Parties in Interest........................................  30
            -------------------


     8.7   Rights of Third Parties....................................   31
           -----------------------
     8.8   Renewals; Extensions.......................................   31
           --------------------
     8.9   No Waiver; Rights Cumulative...............................   31
           ----------------------------
     8.10  Survival Upon Unenforceability.............................   31
           ------------------------------
     8.11  Amendments; Waivers........................................   31
           -------------------
     8.12  Controlling Agreement......................................   31
           ---------------------
     8.13  Disposition of Collateral..................................   31
           -------------------------
     8.14  Right to Cure..............................................   31
           -------------
     8.15  GOVERNING LAW..............................................   32
           -------------
     8.16  JURISDICTION AND VENUE.....................................   32
           ----------------------
     8.17  WAIVER OF RIGHTS TO JURY TRIAL.............................   32
           ------------------------------
     8.18  ENTIRE AGREEMENT...........................................   32
           ----------------
     8.19  Counterparts...............................................   32
           ------------

LIST OF SCHEDULES AND EXHIBITS


Schedule 6.1    -   Permitted Indebtedness
Schedule 6.14   -   Subsidiaries

Exhibit I       -   Form of Note
Exhibit II      -   Form of Borrowing Request
Exhibit III     -   Form of Compliance Certificate
Exhibit IV      -   Form of Opinion of Canadian Counsel
Exhibit V       -   Form of Opinion of Texas Counsel
Exhibit VI      -   Disclosures
Exhibit VII     -   Form of Pledge Agreement
Exhibit VIII    -   Form of Guaranty Agreement

                               CREDIT AGREEMENT
                               ----------------


          THIS CREDIT AGREEMENT is made and entered into this 13th day of October, 2000, by and among SINO-AMERICAN ENERGY CORPORATION, a Texas corporation (the "Borrower"), PENDARIES PETROLEUM LTD., a New Brunswick corporation ("Guarantor") and ULTRA RESOURCES, INC., a Wyoming corporation (the "Lender").


                             W I T N E S S E T H:
                             -------------------

          In consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree as follows.


                                   ARTICLE I
                                   ---------

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

          I.1  Terms Defined Above.  As used in this Credit Agreement, the
               -------------------
terms "Borrower," "Guarantor"and "Lender" shall have the meaning assigned to them hereinabove.

          I.2  Additional Defined Terms.  As used in this Credit Agreement, each
               ------------------------
of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          Affiliate shall mean any Person directly or indirectly controlling, or under common control with, any other Person and includes any Subsidiary of such Person and any "affiliate" of such Person within the meaning of Reg.
     (S)240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

          Arrangement Agreement shall mean that certain Arrangement Agreement dated of even date herewith by and between the Guarantor and the Parent.

          Available Commitment shall mean, at any time, an amount equal to the remainder, if any, of (a) five million dollars ($5,000,000) minus (b) the sum of all Loans borrowed whether or not such Loans have been repaid.

          Bank One Credit Agreement shall mean that certain Credit Agreement among Ultra Petroleum (USA) Inc., Ultra Resources, Inc., the Parent and Bank One, Texas, National Association dated March 22, 2000, as amended and/or restated from time to time, and, if specified by the Lender in a written notice delivered to the Borrower, any credit agreement entered into by the Lender in refinancing or replacement thereof..

          Borrowing Request shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Lender for a borrowing or prepayment pursuant to Sections 2.1 or 2.7, each of which shall:

               (a) be signed by a Responsible Officer of the Borrower;

               (b) specify the amount of Loan requested, and, as applicable, the Loan to be prepaid and the date of the borrowing or prepayment (which shall be a Business Day);

               (c) be delivered to the Lender no later than 9:00 a.m., Central Standard or Daylight Savings Time, as the case may be, ten (10) days prior to the requested borrowing; and

               (d) specify the purpose for which such Loan will be used.

          Business Day shall mean a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas.

          Cash Calls has the meaning set forth in Section 3.3(i).

          Change of Control means (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a "Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of the Guarantor which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange
     Act), shall represent more than fifty percent (50%) of the combined voting power of the Guarantor's securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of the Guarantor and its Subsidiaries taken as a whole to any Person or Group; or (c) the liquidation or dissolution of the Guarantor or the Borrower; or (d) the Guarantor shall cease to be the sole shareholder of the Borrower; or (e) the first day on which a majority of the Board of Directors of the Guarantor are not Continuing Directors (as herein defined). As herein defined, "Continuing Directors" means any member of the Board of Directors of the Guarantor who (x) is a member of such Board of Directors as of the date of this Credit Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          Chinese Assets shall mean the participating interests in Block 04/36 in the Gulf of Bohai, People's Republic of China, defined as the "Contract Area" in and pursuant to the Petroleum Contract dated August 17, 1994, and the Novation of Joint Operating Agreement dated March 16, 1995, and in Block 05/36 in the Gulf of Bohai, People's Republic of China, defined as the "Contract Area" in and pursuant to the Petroleum Contract dated January 23, 1996 and the Joint Operating Agreement dated June 26, 1997.

          Chinese Operating Agreements shall mean, collectively, (i) that certain Operating Agreement dated effective as of October 1, 1994 between Kerr-McGee China Petroleum Ltd., a company incorporated in the Commonwealth of Bahamas, and Murphy Pacific Rim, Ltd., a company incorporated in the Commonwealth of Bahamas, covering Gulf of Bohai, Block 04/36, People's Republic of China, and (ii) that certain Operating Agreement dated effective as of December 1, 1995 between Kerr-McGee China Petroleum Ltd., a company incorporated in the Bahamas, Huffco China, LDC, a company organized in the Bahamas, and Setsco

     Resources, Inc., a company incorporated in Texas, covering Gulf of Bohai, Block 05/36, People's Republic of China.

          Chinese Petroleum Contracts shall mean, collectively,(i) that certain Petroleum Contract dated August 17, 1994 by and among China National Offshore Oil Corporation, a company organized and existing under the laws of the People's Republic of China, Kerr-McGee China Petroleum Ltd., a company organized and existing under the laws of the Commonwealth of the Bahamas, and Murphy Pacific Rim, Ltd., a company organized and existing under the laws of the Commonwealth of the Bahamas, covering Contract Area 04/36 in the Gulf of Bohai, People's Republic of China, and (ii) that certain Petroleum Contract dated January 23, 1996 by and among China National Offshore Oil Corporation, a company organized and existing under the laws of the People's Republic of China, Kerr-McGee China Petroleum Ltd., a company organized and existing under the laws of the Commonwealth of the Bahamas, and Huffco China, LDC, a company organized and existing under the laws of the Commonwealth of the Bahamas, covering Contract Area 05/36 in the Gulf of Bohai, People's Republic of China.

          Closing Date shall mean the effective date of this Credit Agreement.

          Collateral shall mean the Pledged Shares and any other Property subject to a Lien in favor of the Lender, subject only to Permitted Liens, as security for the payment or performance of all or any portion of the Obligations and the Guaranty.

          Commitment shall mean the obligation of the Lender, subject to applicable provisions of this Credit Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1.

          Commitment Fee shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.8.

          Commitment Period shall mean the period from and including the Closing Date to but not including the Termination Date.

          Commonly Controlled Entity shall mean any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

          Competing Transaction shall have the meaning set forth in the Arrangement Agreement.

          Compliance Certificate shall mean each certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and furnished to the Lender from time to time in accordance with Sections 5.2 and 5.3.

          Contingent Obligation shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
     (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          Credit Agreement shall mean this agreement, as it may be amended, supplemented, or restated from time to time.

          Default shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

          Default Rate shall mean a per annum interest rate equal to the Prime Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

          Dollars and $ shall mean dollars in lawful currency of the United States of America.

          Environmental Complaint shall mean any written complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the Guarantor or the business conducted thereon.

          Environmental Laws shall mean (a) the following federal laws of the United States as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances; and (e) and any and all laws similar to those described in clauses (a) through (d) in any foreign jurisdiction.

          ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

          Event of Default shall mean any of the events specified in Section
     7.1.

          Facility Fee shall mean the fee payable to the Lender by the Borrower pursuant to Section 2.9.

          Federal Funds Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by the Lender.

          Financial Statements shall mean statements of the financial condition in U.S. Dollars of the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for Borrower alone or, where indicated, on a consolidated and consolidating basis with the Guarantor and, when required by applicable provisions of this Credit Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

          Floating Rate shall mean an interest rate per annum equal to the greater of (a) the Prime Rate from time to time in effect, or (b) the Federal Funds Rate from time to time in effect plus one-half percent (2%), but in no event exceeding the Highest Lawful Rate.

          GAAP shall mean Canadian generally accepted accounting standards.

          Governmental Authority shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          Guaranty shall mean the Guaranty dated the Closing Date executed by the Guarantor in favor of the Lender, guaranteeing the payment and performance of the Obligations substantially in the form and upon the terms of Exhibit VIII attached hereto, as it may be ratified, amended, restated, or supplemented from time to time.

          Hazardous Substances shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

          Highest Lawful Rate shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

          Indebtedness shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

          Insolvency Proceeding shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

          Intellectual Property shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

          Investment in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

          Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Credit Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

          Limitation Period shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

          Loan shall mean any loan made by the Lender to or for the benefit of the Borrower pursuant to this Credit Agreement.

          Loan Balance shall mean, at any time, the outstanding principal balance of the Note at such time.

          Loan Documents shall mean this Credit Agreement, the Note, the Guaranty, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Credit Agreement, the Note, the Guaranty, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

          Material Adverse Effect shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower (other than due to the depletion of cash resources for working capital purposes of the Borrower and/or the Guarantor as anticipated by the parties under Section 3.3(h)), or (b) any material adverse effect upon the value of the Collateral.

          Note shall mean the promissory note of the Borrower, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

          Obligations shall mean, without duplication, (a) all Indebtedness evidenced by the Note, (b) the obligation of the Borrower for the payment of Commitment Fees and Facility Fees,(c) the obligations of the Guarantor under the Guaranty, and (d) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

          Oil and Gas shall mean petroleum, natural gas and other related hydrocarbons or mineral or any of them and all other substances produced or extracted in association therewith.

          Oil and Gas Properties shall mean any fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

          Parent shall mean Ultra Petroleum Corp., a Yukon corporation.

          Permitted Liens shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements, concession agreements or similar contractual arrangements, including, without limitation, the Chinese Operating Agreements and the Chinese Petroleum Contracts, arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; or under any deposit account agreement entered into in the ordinary course of business, and (i) Liens in favor of the Lender and other Liens expressly permitted under the Security Instruments.

          Person shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

          Plan shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          Pledge Agreement shall mean a Pledge Agreement substantially in the form and upon the terms of Exhibit VII attached hereto, as it may be ratified, amended, restated, or supplemented from time to time.

          Pledged Shares shall mean all of the outstanding issued shares of the Borrower subject to the Pledge Agreement.

          Prime Rate shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One, Texas, National Association or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          Principal Office shall mean the principal office of the Lender in Houston, Texas, presently located at 16801 Greenspoint Park, Suite 370, Houston, Texas 77060.

          Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          Release of Hazardous Substances shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower.

          Requirement of Law shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          Responsible Officer shall mean, as to any Person, its President, Chief Executive Officer or any Vice President.

          Security Instruments shall mean the Pledge Agreement and any other security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

          Stock Options shall mean options to purchase or acquire shares in the Guarantor outstanding on the date hereof which if exercised would result in the issuance of common voting shares of the Guarantor.

          Subsidiary shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          Superfund Site shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

          Termination Date shall mean the earlier to occur of (a) December 31, 2001, and (b) the date on which the Commitment terminates in accordance with the provisions of this Credit Agreement.

          Transferee shall mean any Person to which the Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 8.1, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

          Yield Protection Costs shall mean any and all costs required to be paid by Lender pursuant to Section 2.17 (or equivalent section) of the Bank One Credit Agreement which are assessed against Lender by Bank One, Texas, National Association with respect to funds borrowed under the Bank One Credit Agreement for the purpose of funding Loans hereunder on a pro rata basis. Yield Protection Costs shall not include costs paid by Lender under the Bank One Credit Agreement resulting from repaying any LIBO Rate Loan prior to the last day of the Interest Period of such LIBO Rate Loan (capitalized terms in this sentence shall have the meanings set forth in the Bank One Credit Agreement).

          UCC shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

          I.3  Undefined Financial Accounting Terms.  Undefined financial
               ------------------------------------
accounting terms used in this Credit Agreement shall be defined according to GAAP at the time in effect.

          I.4  References.  References in this Credit Agreement to Exhibit,
               ----------
Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Credit Agreement, unless expressly stated to the contrary. References in this Credit Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Credit Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears. References in this Credit Agreement to "include" and "including" shall mean "include or including without limitation."

          I.5  Articles and Sections.  This Credit Agreement, for convenience
               ---------------------
only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

          I.6  Number and Gender.  Whenever the context requires, reference
               -----------------
herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

          I.7  Incorporation of Exhibits.  The Exhibits attached to this
               -------------------------
Credit Agreement are incorporated herein and shall be considered a part of this Credit Agreement for all purposes.


                                  ARTICLE II
                                  ----------

                               TERMS OF FACILITY
                               -----------------

          II.1  Term Loan Credit Facility.  (a) Upon the terms and conditions
                -------------------------
(including, without limitation, the right of the Lender to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Credit Agreement, the Lender agrees, during the Commitment Period, to make Loans, in immediately available funds to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Lender of a Borrowing Request; provided, however, no Loan shall exceed the then existing Available Commitment.

          (b) Subject to the terms of this Credit Agreement, during the Commitment Period, the Borrower may borrow and prepay Loans. Any Loan borrowed and repaid may not be reborrowed. Except for prepayments made pursuant to
Section 2.7, each borrowing and prepayment of principal of Loans shall be in an amount at least equal to $100,000. Each borrowing of a Loan shall be deemed a separate borrowing.

          (c) The Loans shall be evidenced by the Note.

          II.2  Use of Loan Proceeds.  Loans shall be used solely for funding
                --------------------
commitments arising with respect to the Chinese Assets and working capital.

          II.3  Interest.  Subject to the terms of this Credit Agreement
                --------
(including, without limitation, Section 2.11), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate. Interest on all Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Credit Agreement and only for the period from the date or dates of such advances until repayment.

          II.4  Repayment of Loans and Interest.  Accrued and unpaid interest
                -------------------------------
on each outstanding Loan shall be due and payable monthly commencing on the first day of November, 2000 and continuing on the first day of each calendar month thereafter while any Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date. At the time of making each payment hereunder or under the Note, the Borrower shall specify to the Lender the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment as it may elect in its sole discretion.

          II.5  Outstanding Amounts.  The outstanding principal balance of the
                -------------------
Note reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Credit Agreement and interest on such amounts calculated in accordance with this Credit Agreement.

          II.6  Time, Place, and Method of Payments.  All payments required
                -----------------------------------
pursuant to this Credit Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 12:00 noon, Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          II.7  Voluntary Prepayments.  Subject to applicable provisions of
                ---------------------
this Credit Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans; provided, however, that (a) the Borrower shall give the Lender notice of each such prepayment no less than three Business Days prior to prepayment, (b) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid, and (c) no such prepayment shall serve to postpone the repayment when due of any Obligation.

          II.8  Commitment Fee.  In addition to interest on the Note as
                --------------
provided herein and all other fees payable hereunder and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender, in immediately available funds, on the first day of November, 2000, and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of three-eighths percent (3/8%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

          II.9  Facility Fee.  In addition to interest on the Note as provided
                ------------
herein and all other fees payable hereunder and to compensate the Lender for the costs of the extension of credit hereunder, the Borrower shall pay to the Lender on the Closing Date, in immediately available funds, a facility fee in the amount of $25,000.

          II.10 General Provisions Relating to Interest.  (a) It is the
                ---------------------------------------
intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 303 of the Texas Finance Code (Vernon's 1999), the Borrower agrees that the Highest Lawful Rate shall be the "weekly ceiling" as defined in such Section, provided that the Lender may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lender, if greater.

          (b) Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

          (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Credit Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lender or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

          (d) All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

          II.11  Yield Protection. The Borrower shall pay to the Lender from
                 ----------------
time to time such amounts as the Lender may determine are necessary to compensate it for any Yield Protection Costs incurred by the Lender.

          II.12  Provisions Relating to Chinese Operating Agreements. It is
                 ---------------------------------------------------
the intention of the parties hereto to comply with each requirement of Section 12.1(F) of each of the Chinese Operating Agreements. Therefore, notwithstanding any terms or provisions of this Agreement or the other Loan Documents to the contrary, the Borrower and the Lender expressly agree that (a) Borrower shall remain liable for all obligations relating to its interest in the Contract Areas under the Chinese Operating Agreements, (b) the encumbrances contemplated by the Loan Documents with respect to the Pledged Shares are subject to any necessary approval of the Chinese Government and are expressly subordinated to the rights of the parties under the Chinese Operating Agreements, and (c) the Borrower and the Guarantor shall ensure that all mortgages, pledges, charges or encumbrances arising pursuant to the Loan Documents are without prejudice to the provisions of the Chinese Operating Agreements.


                                  ARTICLE III
                                  -----------

                                  CONDITIONS
                                  ----------

          The obligations of the Lender to enter into this Credit Agreement and to make Loans are subject to the satisfaction of the following conditions precedent:

          III.1  Receipt of Loan Documents and Other Items. The Lender shall
                 -----------------------------------------
have no obligation under this Credit Agreement unless and until all matters incident to the consummation of the transactions contemplated herein shall be satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower, all in form and substance satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Lender:

          (a) multiple counterparts of this Credit Agreement, the Guaranty, and the Pledge Agreement, as requested by the Lender;

          (b)    the Note;

          (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the Borrower and the Guarantor, accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower, to the effect that each such copy is correct and complete;

          (d) certificates of incumbency and signatures of all officers of the Borrower and the Guarantor who are authorized to execute Loan Documents on behalf of the Borrower, each such certificate being executed by the secretary or an assistant secretary of the Borrower and the Guarantor;

          (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of the Borrower and the Guarantor, accompanied by certificates of the secretary or an assistant secretary of the Borrower and the

Guarantor, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and the Guarantor, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (f) one or more financing statements, executed by the Borrower, in appropriate form for recording;

          (g)    unaudited Financial Statements of the Borrower as of June 30,
2000;

          (h) delivery to Lender of certificates representing each of the Pledged Shares, together with executed blank stock powers for each certificate delivered, all in form acceptable to Lender;

          (i) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and the Guarantor in their respective jurisdictions of incorporation and in any other jurisdictions where they do business;

          (j) results of searches of the UCC Records of the Secretary of State of Texas and from New Brunswick, Canada, each from a source acceptable to the Lender and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Lender;

          (k) the opinion of Stewart McKelvey Stirling Scales, Canadian counsel to the Borrower, in the form attached hereto as Exhibit IV, with such changes thereto as may be approved by the Lender;

          (l) the opinion of Jenkens & Gilchrist, P.C. counsel to the Borrower in the state of Texas, in the form attached hereto as Exhibit V, with such changes thereto as may be approved by the Lender;

          (m) due diligence review satisfactory to the Lender including, without limitation, review of and satisfaction with matters pertaining to the Chinese Assets; and

          (n) review and approval of this Credit Agreement and the other Loan Documents and the transactions described therein by Bank One, Texas, National Association in its sole discretion (including any required amendments and waivers to the Bank One Credit Agreement).

          III.2  Initial Loan.  Lender shall not be obligated to make the
                 ------------
initial Loan hereunder unless notices of Lender's security interest in the Pledged Shares in form and substance satisfactory to Lender shall have been mailed to the Chinese National Offshore Oil Corporation, a company organized and existing under the laws of the People's Republic of China, Kerr-McGee China Petroleum Ltd., a company incorporated in the Commonwealth of Bahamas, and Newfield Exploration Company. The notices to be mailed pursuant to this Section
3.2 shall be dated and mailed on or before October 16, 2000.

          III.3  Each Loan.  In addition to the conditions precedent stated
                 ---------
elsewhere herein, the Lender shall not be obligated to make any Loan unless:

          (a) the Borrower shall have delivered to the Lender a Borrowing Request at least ten (10) days prior to the requested date for the relevant Loan, and each statement or certification made in such Borrowing Request shall be true and correct in all material respects on the requested date for such Loan;

          (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan;

          (c) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material Adverse Effect;

          (d) each of the representations and warranties contained in this Credit Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrower and/or the Guarantor, as applicable, as if made on the requested date for such Loan (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such date);


          (e) the Guaranty and all of the Security Instruments shall be in full force and effect and provide to the Lender the security intended thereby;

          (f) neither the consummation of the transactions contemplated hereby nor the making of such Loan shall contravene, violate, or conflict with any Requirement of Law;

          (g) the Lender shall have received the payment of all Facility Fees and other fees payable to the Lender hereunder and reimbursement from the Borrower, or special legal counsel for the Lender shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Lender for which the Borrower is responsible pursuant to applicable provisions of this Credit Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan;

          (h) at the time each Loan is made, the Borrower and the Guarantor shall have, or reasonably anticipate they shall have, less than $500,000 in cash in the aggregate; and

          (i) the Borrower shall provide copies of cash calls or other requests for funds relating to the Chinese Assets ("Cash Calls").

                                  ARTICLE IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          To induce the Lender to enter into this Credit Agreement and to make the Loans, each of the Borrower and the Guarantor represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note) that:

          IV.1  Due Authorization.  The execution and delivery by each of the
                -----------------
Borrower and the Guarantor of this Credit Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note, the repayment of the Note and interest and fees provided for the Note and this Credit Agreement, the execution and delivery of the Security Instruments by the Guarantor, the execution of the Guaranty by the Guarantor and the performance of all obligations of each of the Borrower and the Guarantor under the Loan Documents are within the respective power of the Borrower and the Guarantor, have been duly authorized by all necessary corporate action by each of the Borrower and the Guarantor, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which either the Borrower or the Guarantor is a party or by which any Property of the Borrower or the Guarantor may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower or the Guarantor under any such indenture, instrument, or other agreement, other than the Loan Documents.

          IV.2  Corporate Existence.  (a) The Borrower is a corporation duly
                -------------------
organized, legally existing, and in good standing under the laws of Texas and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

          (b) The Guarantor is a corporation duly organized, legally existing, and in good standing under the laws of New Brunswick, Canada and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

          IV.3  Valid and Binding Obligations.  All Loan Documents, when duly
                -----------------------------
executed and delivered by the Borrower and Guarantor, will be the legal, valid, and binding obligations of the Borrower and Guarantor, enforceable against the Borrower and Guarantor in accordance with their respective terms.

          IV.4  Security Instruments.  The provisions of each Security
                --------------------
Instrument are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of the Guarantor in the Collateral described therein, which Liens, assuming the accomplishment of possession of the Pledged Shares by the Lender and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens subject to Permitted Liens on all right, title, and interest of the Guarantor in the Collateral described therein.

          IV.5  Title to Assets. The Chinese Assets are in full force and
                ---------------
effect and the Borrower's participating interests therein have not been assigned to any third party, and are free and clear of all Liens except Permitted Liens. No taxes, profit sharing or other payments are due under the contracts governing the Chinese Assets nor has any breach occurred under such contracts.

          IV.6  Scope and Accuracy of Financial Statements.  The Financial
                ------------------------------------------
Statements of the Borrower and the Guarantor as of December 31, 1999 and June 30, 2000 present fairly the financial position and results of operations and cash flows of the Borrower and the Guarantor in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since December 31, 1999, which could reasonably be expected to have a Material Adverse Effect.

          IV.7  No Material Misstatements.  No information, exhibit,
                -------------------------
statement, or report furnished to the Lender by or at the direction of the Borrower and/or the Guarantor in connection with this Credit Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

          IV.8  Liabilities, Litigation, and Restrictions.  Other than as
                -----------------------------------------
listed under the heading "Liabilities" on Exhibit VI attached hereto, neither the Borrower nor the Guarantor has any liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit VI hereto, no litigation or other action of any nature affecting the Borrower and/or the Guarantor is pending before any Governmental Authority or, to the best knowledge of the Borrower and/or the Guarantor, threatened against or affecting the Borrower and/or the Guarantor which could reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. To the best knowledge of the Borrower and/or the Guarantor, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract,

Requirement of Law, or otherwise relative to the business or operations of the Borrower and/or the Guarantor or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower and/or the Guarantor.

          IV.9   Authorizations; Consents.  Except as expressly contemplated by
                 ------------------------
this Credit Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower and the Guarantor of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Note and interest and fees provided in the Note and this Credit Agreement, or the performance by the Borrower of the Obligations.

          IV.10  Compliance with Laws.  Each of the Borrower and the Guarantor
                 --------------------
and its respective Property are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

          IV.11  ERISA.  Neither the Borrower nor the Guarantor maintains nor
                 -----
has it maintained any Plan. Neither the Borrower nor the Guarantor currently contributes to or has any obligation to contribute to or otherwise has any liability with respect to any Plan.

          IV.12  Environmental Laws.  To the best knowledge and belief of the
                 ------------------
Borrower and/or the Guarantor, except as could not reasonably be expected to have a Material Adverse Effect, or as described on Exhibit VI under the heading "Environmental Matters:"

          (a) no Property of the Borrower and/or the Guarantor is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

          (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower and/or the Guarantor at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

          (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower and/or the Guarantor or from, affecting, or related to any Property of the Borrower and/or the Guarantor or adjacent to any Property of the Borrower and/or the Guarantor has occurred; and

          (d) no Environmental Complaint has been received by the Borrower and/or the Guarantor.

          IV.13  Compliance with Federal Reserve Regulations. No transaction
                 -------------------------------------------
contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations T, U, or X.

          IV.14  Investment Company Act Compliance. Neither the Borrower nor
                 ---------------------------------
the Guarantor is, nor is the Borrower or Guarantor directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          IV.15  Public Utility Holding Company Act Compliance. Neither the
                 ---------------------------------------------
Borrower nor the Guarantor is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          IV.16  Proper Filing of Tax Returns; Payment of Taxes Due. Each of
                 --------------------------------------------------
the Borrower and the Guarantor has duly and properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower and the Guarantor with respect to taxes and other governmental charges are adequate.

          IV.17  Intellectual Property. Each of the Borrower and the
                 ---------------------
Guarantor owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and neither the Borrower nor the Guarantor knows of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and/or the Guarantor does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower and/or the Guarantor.

          IV.18  Casualties or Taking of Property.  Except as disclosed on
                 --------------------------------
Exhibit VI under the heading "Casualties," since December 31, 1999, neither the business nor any Property of the Borrower and/or the Guarantor has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

          IV.19  Locations of Borrower. The principal place of business and
                 ---------------------
chief executive office of the Borrower and the Guarantor is located at the respective address of the Borrower and the Guarantor set forth in Section 8.6 or at such other location as the Borrower and/or the Guarantor may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a jurisdiction in which appropriate financing statements or similar documents from the Borrower and/or the Guarantor in favor of the Lender have been filed.

          IV.20  Subsidiaries.  As of the Closing Date, neither the Borrower
                 ------------
nor the Guarantor has any Subsidiaries except those described on Exhibit VI under the heading "Subsidiaries."

          IV.21  Capital Stock.  All of the outstanding shares of capital
                 -------------
stock of the Borrower are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially by Guarantor, free and clear of any Liens, restrictions, claims, or rights of another Person, other than Permitted Liens, and none of such shares owned by Guarantor is subject to any restriction on transfer thereof except for restrictions imposed by securities laws and general corporate laws. No Person (other than Guarantor) has outstanding any warrant, option, or other right of any Person to acquire any of its capital stock or similar equity interests. All such capital stock constitutes Pledged Shares upon the Closing Date.


                                   ARTICLE V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as any Obligation remains outstanding or unpaid or any Commitment exists, each of the Borrower and the Guarantor shall:

          V.1  Maintenance and Access to Records.  Keep adequate records, in
               ---------------------------------
accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the expense of the Borrower or Guarantor, as applicable, allow the Lender to make and take away copies thereof.

          V.2  Quarterly Financial Statements; Compliance Certificates.
               -------------------------------------------------------
Deliver to the Lender, (a) on or before the 60th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated and consolidating Financial Statements of the Borrower and the Guarantor as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by Responsible Officers of the Borrower and the Guarantor as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower and the Guarantor, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 60/th/ day after the close of each fiscal quarter, with the exception of the last fiscal quarter, a Compliance Certificate.

          V.3  Annual Financial Statements.  Deliver to the Lender, on or
               ---------------------------
before the 120th day after the close of each fiscal year of the Borrower, a copy of the annual audited consolidated and annual unaudited consolidating Financial Statements of the Borrower and the Guarantor and a Compliance Certificate.

          V.4  Chinese Asset Reporting.  Deliver to the Lender, (i) immediately
               -----------------------
upon receipt, a copy of any written request for funds to be paid or acts to be taken with respect to the Chinese Assets and (ii) immediately upon having knowledge of the following, a written statement setting forth any other request for funds to be paid or acts to be taken with respect to the Chinese Assets.

          V.5  Notices of Certain Events.  Deliver to the Lender, promptly
               -------------------------
upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower or the Guarantor and setting forth the relevant event or circumstance and the steps being taken by the Borrower or the Guarantor with respect to such event or circumstance:

          (a)  any Default or Event of Default;

          (b) any default or event of default under any contractual obligation of the Borrower or the Guarantor, or any litigation, investigation, or proceeding between the Borrower or the Guarantor and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding involving the Borrower or the Guarantor as a defendant or in which any Property of the Borrower or the Guarantor is subject to a claim and in which the amount involved is $100,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

          (d) the receipt by the Borrower and/or the Guarantor of any Environmental Complaint;

          (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower and/or the Guarantor or adjacent to any Property of the Borrower and/or the Guarantor following any allegation of a violation of any Requirement of Law;

          (f) any Release of Hazardous Substances by the Borrower and/or the Guarantor or from, affecting, or related to any Property of the Borrower and/or the Guarantor or adjacent to any Property of the Borrower and/or the Guarantor except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

          (g) any change in the senior management of the Borrower and/or the Guarantor;

          (h)  any event occurs giving Lender the right to cure as set forth in
Section 8.14 hereto;  and

          (i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

          V.6  Additional Information.  Furnish to the Lender, promptly upon
               ----------------------
the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and/or the Guarantor as the Lender reasonably may from time to time request; and promptly notify the Lender of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

          V.7  Compliance with Laws.  Except to the extent the failure to comply
               --------------------
or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower and/or the Guarantor, (ii) required for the performance of the operations of the Borrower and/or the Guarantor, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower and/or the Guarantor, while such Persons are acting within the scope of their relationship with the Borrower and/or the Guarantor, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower and/or the Guarantor to so comply.

          V.8  Payment of Assessments and Charges. Pay all taxes, assessments,
               ----------------------------------
governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower and/or the Guarantor, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay could not reasonably be expected to have a Material Adverse Effect.

          V.9  Maintenance of Corporate Existence and Good Standing. Maintain
               ----------------------------------------------------
its corporate existence or qualification and good standing in its jurisdictions of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

          V.10  Payment of Note; Performance of Obligations. Pay the Note
                -------------------------------------------
according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

          V.11  Further Assurances. Promptly cure any defects in the execution
                ------------------
and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

          V.12  Initial Fees and Expenses of Counsel to Lender. Upon request
                ----------------------------------------------
by the Lender, promptly reimburse the Lender for all reasonable fees and expenses of Haynes and Boone, LLP, counsel to the Lender, in connection with the preparation of this Credit Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Credit Agreement.

          V.13  Subsequent Fees and Expenses of Lender.  Upon request by the
                --------------------------------------
Lender, promptly reimburse the Lender (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to satisfy any obligation of the Borrower under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower and/or the Guarantor, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower and/or the Guarantor by the Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (d) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in (S)362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to (S)1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Credit Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or the Guarantor and/or a trustee, receiver, custodian, or liquidator of the Borrower and/or the Guarantor appointed in any such case.

          V.14  Maintenance of Chinese Assets. Perform, or caused to be
                ------------------------------
performed, all acts under any and all agreements, licenses or permits relating to the Chinese Assets required to be performed by the Borrower and/or the Guarantor and pay, or cause to be paid, any and all money which the Borrower and/or the Guarantor is required to pay under such agreements, licenses or permits to maintain the Borrower's rights, titles and interests in the Chinese Assets.

          V.15  Maintenance and Inspection of Properties.  Maintain all of its
                ----------------------------------------
tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Lender to visit and inspect, at the expense of the Borrower and/or the Guarantor, any tangible Property of the Borrower and/or the Guarantor.

          V.16  Maintenance of Insurance.  Maintain insurance with respect to
                ------------------------
its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lender, naming the Lender as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, of the maintenance of such insurance. The Lender shall have the right to collect, and the Borrower hereby assigns to the Lender, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $1,000,000, the Lender may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $1,000,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Lender shall deliver any such proceeds received by it to the Borrower. In the event the Lender receives insurance proceeds not attributable to Collateral or business interruption, the Lender shall deliver any such proceeds to the Borrower.

          V.17  INDEMNIFICATION. INDEMNIFY AND HOLD THE LENDER AND ITS
                ---------------
SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER (EACH AN "INDEMNIFIED PERSON") UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER AND/OR THE GUARANTOR, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER AND/OR THE GUARANTOR, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER AND/OR THE GUARANTOR OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER AND/OR THE GUARANTOR WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER AND/OR THE GUARANTOR, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT; PROVIDED THAT NEITHER THE BORROWER NOR THE GUARANTOR SHALL HAVE ANY OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO ANY OF THE FOREGOING IN THIS SECTION TO THE EXTENT SAME ARISE FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY INDEMNIFIED

PERSON WITH THE FOREGOING INDEMNITY, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT WITH RESPECT TO ANY PROPERTY THROUGH THE EXERCISE OF LENDER'S REMEDIES HEREUNDER OR UNDER ANY OF THE SECURITY DOCUMENTS SUBSEQUENT TO THE LENDER BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE LENDER OR OTHER PERSON.

                                  ARTICLE VI
                                  ----------

                              NEGATIVE COVENANTS
                              ------------------

          So long as any Obligation remains outstanding or unpaid or any Commitment exists, neither the Borrower nor the Guarantor shall without the prior written consent of Lender:

          VI.1  Indebtedness.  Create, incur, assume, or suffer to exist any
                ------------
Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations; (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice due date or are being contested in good faith and as to which such reserve as is required by GAAP has been made;
(c) loans owing to the Guarantor from the Borrower and/or loans owing to the Borrower from the Guarantor; (d) taxes, assessments and government charges or levies incurred in the ordinary course of business; (e) indebtedness set forth on Schedule 6.1; or (f) additional Indebtedness of the Borrower and the Guarantor not to exceed $10,000 in the aggregate.

          VI.2  Contingent Obligations.  Create, incur, assume, or suffer to
                ----------------------
exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds, letters of credit, endorsements for collection or deposit provided in the ordinary course of business, including without limitation, plugging and abandonment bonds, appeal bonds and environmental indemnities associated with the acquisition or divestiture of Oil and Gas Properties, (b) trade credit incurred or operating leases entered into in the ordinary course of business,
(c) those arising under this Agreement or in favor of Lender, or (d) additional Contingent Obligations of the Borrower and the Guarantor not to exceed $10,000 in the aggregate.

          VI.3  Liens.  Create, incur, assume, or suffer to exist any Lien on
                -----
any of the Pledged Shares, the Chinese Assets, its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

          VI.4  Sales of Assets.  Without the prior written consent of the
                ---------------
Lender, sell, transfer, or otherwise dispose of, in one or any series of transactions, assets, whether now owned or hereafter acquired, provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business; provided that no contract for the sale of hydrocarbons shall obligate the Borrower to deliver hydrocarbons produced from any of the Oil and Gas Properties or any Property associated with the Chinese Assets at some future date without receiving full payment therefor within 90 days of delivery or (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of the Borrower.

          VI.5  Leasebacks.  Enter into any agreement to sell or transfer any
                ----------
Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

          VI.6  Loans or Advances.  Make or agree to make or allow to remain
                -----------------
outstanding any loans or advances to any Person in excess of $10,000; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower and/or the Guarantor for the payment of expenses in the ordinary course of business, or (c) loans between Borrower and Guarantor permitted under Section 6.1(c).

          VI.7  Investments.  Acquire Investments in, or purchase or otherwise
                -----------
acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section, or (d) money-market funds, provided further, Guarantor may make equity capital contributions to the Borrower, and Borrower may issue capital stock to the Guarantor, provided, such capital stock is subject to a security interest in favor of the Lender so that such capital stock constitutes Pledged Shares immediately upon issuance thereof, free of any and all Liens, other than Permitted Liens, and Borrower receives the proceeds of such equity issuance.

          VI.8  Dividends.  Declare, pay, or make, whether in cash or Property
                ---------
of the Borrower and/or Guarantor, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock.

          VI.9  Sale or Issuance of Stock; Changes in Corporate Structure.
                ---------------------------------------------------------
Issue or agree to issue additional shares of capital stock, in one or any series of transactions; enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution); sell, assign, lease, transfer, or otherwise dispose of, or permit Guarantor to sell, assign, lease, transfer, or otherwise dispose of, any capital stock of Borrower or Guarantor, provided, however, the transaction described in the Arrangement Agreement may be consummated on terms acceptable to the Parent and the Lender, and the Guarantor may issue common stock pursuant to the Stock Options.

          VI.10 Transactions with Affiliates.  Directly or indirectly, enter
                ----------------------------
into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate unless otherwise permitted hereunder.

          VI.11 Lines of Business.  Expand, on its own or through any
                -----------------
Subsidiary, into any line of business other than the business of the exploration for and development, acquisition, production and upstream marketing of Oil and Gas.

          VI.12  Plan Obligations.  Assume or otherwise be subject to an
                 ----------------
obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

          VI.13  Management Compensation.  Permit, on a consolidated basis,
                 -----------------------
total compensation, including all benefits to all employees, officers and directors of the Borrower and the Guarantor, to be more than $70,000 per month.

          VI.14  Subsidiaries.  Form any subsidiaries other than those
                 ------------
described on Schedule 6.14.


                                  ARTICLE VII
                                  -----------

                               EVENTS OF DEFAULT
                               -----------------

          VII.1  Enumeration of Events of Default.  Any of the following
                 --------------------------------
events shall constitute an Event of Default:

          (a     default shall be made in the payment when due of any
installment of principal or interest under this Credit Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and such default as to interest or fees only shall have continued for three days;

          (b     default shall be made by the Borrower and/or the Guarantor in the due compliance, observance or performance of any of their respective covenants, agreements, conditions or obligations under the Loan Documents, and such default shall continue for 10 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by a Responsible Officer of the Borrower;

          (c     any representation or warranty made by the Borrower and/or the
Guarantor in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          (d     default shall be made by the Borrower and/or the Guarantor (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

          (e     the Borrower and/or the Guarantor shall (i) apply for or
consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          (f     an order, judgment, or decree shall be entered against the
Borrower and/or the Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

          (g   the levy against any significant portion of the Property of the
Borrower and/or the Guarantor, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

          (h   a final and non-appealable order, judgment, or decree shall be entered against the Borrower and/or the Guarantor for money damages and/or Indebtedness due (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) in an amount in excess of $50,000, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

          (i   any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower and/or the Guarantor under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. (S)1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the Borrower subject to a Lien in favor of the Lender without (i) satisfaction or provision for satisfaction of such Lien, or
(ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

          (j   the Borrower and/or the Guarantor shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

          (k   any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens subject to Permitted Liens against the Collateral purportedly covered thereby;

          (l   any Investment shall be made in the Borrower and/or Guarantor by any Person other than Lender, provided, the Guarantor may issue shares of common stock pursuant to the Stock Options;

          (m   a Change of Control shall occur other than as contemplated in the
Arrangement Agreement;

          (n   the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Lender;

          (o   Borrower shall fail to maintain its participating interest in the
Chinese Assets;

          (p   principal outstanding hereunder plus any and all amounts expended by Lender to maintain the participating interest in the Chinese Assets shall exceed $5,000,000 in the aggregate; and

          (q   (i) the transactions described in the Arrangement Agreement fail to be consummated for reasons within the control of the management or board of directors of the Borrower or Guarantor or (ii) the management, board of directors or shareholders of the Guarantor accepts, recommends or approves a Competing Transaction.

          VII.2  Remedies.  (a) Upon the occurrence of an Event of Default
                 --------
specified in Sections 7.1(e) or 7.1(f), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (b   Upon the occurrence of any Event of Default other than those specified in Sections 7.1(e) or 7.1(f), (i) the Lender may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (c   Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.


                                 ARTICLE VIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

          VIII.1  Successors and Assigns.  The terms and provisions of the
                  ----------------------
Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) neither the Borrower nor the Guarantor shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Lender must be made in compliance with Section 8.2. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

          VIII.2  Assignments.  The Lender may, in the ordinary course of its
                  -----------
business and in accordance with applicable law, at any time assign to one or more parties ("Purchasers") all or any part of its rights and obligations under the Loan Documents. The Borrower, the Guarantor and the Lender hereby agree to execute any amendment and/or any other document that may be necessary to effectuate such an assignment. Such documents shall be in form and substance reasonably acceptable to the Borrower, the Guarantor and the Lender. Such assignment shall be evidenced by a form provided by the Lender (to be supplied upon request). The consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser that is not a Lender or an affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Upon delivering to the Borrower a notice of assignment, together with any required consent, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to the other Loan Documents and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower shall be required to release the Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any such assignment to a Purchaser, the transferor Lender, the Lender and the Borrower shall, if the Lender or the Purchaser desires, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes, are issued to the Lender and Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          VIII.3  Dissemination of Information; Tax Treatment.  The Borrower
                  -------------------------------------------
authorizes the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transfree") and any prospective Transferee any and all information in the Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to deliver to the Lender such completed forms with respect to withholding taxes as the Borrower may reasonably require.

          VIII.4  Survival of Representations, Warranties, and Covenants.  All
                  ------------------------------------------------------
representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

          VIII.5  Notices and Other Communications.  Except as to oral notices
                  --------------------------------
expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

               (a   if to the Lender, to:

                    Ultra Resources, Inc.
                    16801 Greenspoint Park, Suite 370
                    Houston, Texas 77060
                    Attention: Fox Benton, III
                    Telecopy:  (713) 876-2831

               (b   if to the Borrower, to:

                    Sino-American Energy Corporation
                    8 Greenway Plaza, Suite 910
                    Houston, Texas 77046
                    Attention:  Bobby J. Fogle
                    Telecopy: (713) 355-3511

               (c   if to the Guarantor, to:

                    Pendaries Petroleum Ltd.
                    8 Greenway Plaza, Suite 910
                    Houston, Texas 77046

                    Attention:  Bobby J. Fogle
                    Telecopy: (713) 355-3511

          Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

          VIII.6  Parties in Interest.  Subject to the restrictions on changes
                  -------------------
in corporate structure set forth herein, all covenants and agreements herein contained by or on behalf of the Borrower and/or the Guarantor or the Lender shall be binding upon and inure to the benefit of the Borrower and/or the Guarantor or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

          VIII.7  Rights of Third Parties.  All provisions herein are imposed
                  -----------------------
solely and exclusively for the benefit of the Lender, the Guarantor and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

          VIII.8  Renewals; Extensions.  All provisions of this Credit
                  --------------------
Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Credit Agreement, the Note, or any other Loan Document.

          VIII.9  No Waiver; Rights Cumulative.  No course of dealing on the
                  ----------------------------
part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of any Loan shall not constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, the making of any Loan shall not have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

          VIII.10  Survival Upon Unenforceability.  In the event any one or
                   ------------------------------
more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

          VIII.11  Amendments; Waivers.  Neither this Credit Agreement nor any
                   -------------------
provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

          VIII.12  Controlling Agreement.  In the event of a conflict between
                   ---------------------
the provisions of this Credit Agreement and those of any other Loan Document, the provisions of this Credit Agreement shall control.

          VIII.13  Disposition of Collateral.  Notwithstanding any term or
                   -------------------------
provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

          VIII.14  Right to Cure.  If the Borrower or the Guarantor fails (i)
                   -------------
to perform any act
which it is required to perform under any agreement, license or permit governing the Chinese Assets or (ii) to pay any money which it is required to pay under any such agreement, license or permit, Lender may perform or cause to be performed such act or pay such money. Borrower will, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower under the Chinese Agreements, provided, however, at Lender's option, any amounts required to be paid to Lender pursuant to this Section 8.14 may be added to the outstanding amount of the Note.

          VIII.15  GOVERNING LAW.  THIS CREDIT AGREEMENT AND THE NOTE SHALL BE
                   -------------
DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

          VIII.16  JURISDICTION AND VENUE.  ALL ACTIONS OR PROCEEDINGS WITH
                   ----------------------
RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

          VIII.17  WAIVER OF RIGHTS TO JURY TRIAL.  THE BORROWER AND THE
                   ------------------------------
LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS CREDIT AGREEMENT.

          VIII.18  ENTIRE AGREEMENT.  THIS CREDIT AGREEMENT CONSTITUTES THE
                   ----------------
ENTIRE CREDIT AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS CREDIT AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL CREDIT AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

          VIII.19  Counterparts.  For the convenience of the parties, this
                   ------------
Credit Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Credit Agreement.

               IN WITNESS WHEREOF, this Credit Agreement is deemed executed effective as of the date first above written.

                                 BORROWER:

                                 SINO-AMERICAN ENERGY CORPORATION



                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


                                 GUARANTOR:

                                 PENDARIES PETROLEUM LTD.


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________

                                 LENDER:

                                 ULTRA RESOURCES, INC.



                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________

                                 SCHEDULE 6.1
                                 ------------

                            PERMITTED INDEBTEDNESS
                            ----------------------

Pendaries Production, Inc.                        $1,448,205

Sino-American Overseas Corp.                          51,512
                                                  ----------

Total                                             $1,499,717

                                 SCHEDULE 6.14
                                 -------------

                                 SUBSIDIARIES
                                 ------------

Sino-American Energy Corporation Wholly owned by Pendaries Petroleum Ltd.

Sino-American Overseas Corp. Wholly owned by Sino-American Energy Corporation

Pendaries Production, Inc. - Wholly owned by Sino-American Energy Corporation